UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2009

PIEDMONT MINING COMPANY, INC.

(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34075 (Commission File No.)	56-1378516 (IRS Employer Identification No.)

18124 Wedge Parkway, Suite 214

Reno, NV 89511

(Address and telephone number of principal executive offices) (Zip Code)

(212)734-9848

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 – Other Events

Item 8.01. Other Events

          On July 21, 2009, the Company issued a Press Release relating to the granting of a 10.5% working interest in an oil well located in Tennessee. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated July 21, 2009 announcing granting of 10.5% working interest in an oil well located in Tennessee.

          The information set forth under Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

          Portions of this report constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIEDMONT MINING COMPANY, INC.,
a North Carolina corporation

Dated: July 21, 2009	By: /s/ Robert M. Shields, Jr.

Robert M. Shields, Jr.

Chief Executive Officer

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